UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2015

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th Street

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone num

ber, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATARY NOTE

On September 8, 2015, Gordmans Stores, Inc. filed a Current Report on Form 8-K announcing Mr. Michael D. James, former Senior Vice President, Chief Financial Officer and Treasurer of the Company, resigned from the Company effective September 3, 2015.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 24, 2015, Gordmans, Inc. and Mr. James entered into a Separation and Release Agreement (the Agreement”) which provides, among other things, that Mr. James will receive (i) payments for a period of twenty-six weeks at the weekly rate of $4,736.77, according to the established separation benefits for officers, (ii) a lump sum payment of $7,500 plus any earned prorated bonus for time worked in fiscal 2015 in consideration for remaining available to assist with the transition, (iii) subsidized medical and dental continuation coverage for twenty-six weeks following his termination and (iv) a lump sum payment for earned but unused vacation time. The Agreement also includes a general release of claims against Gordmans, Inc. and its affiliates.

The description of the Agreement is qualified in its entirety by the Separation and Release Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 Separation and Release Agreement by and between Gordmans, Inc. and Mr. James dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: September 25, 2015	By:	/s/ James B. Brown
		Name:	James B. Brown
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1 Separation and Release Agreement by and between Gordmans, Inc. and Mr. James dated September 24, 2015.